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NexCen Brands Announces Jack Dunn
Resigns from Board of Directors

NEW YORK - September 26, 2008 - NexCen Brands, Inc. (NASDAQ: NEXC), today announced that Jack B. Dunn IV has resigned from its Board of Directors, effective September 25, 2008. Mr. Dunn was elected director of NexCen Brands, Inc. on June 28, 2002. Since October 1995, Mr. Dunn has been chief executive officer of FTI Consulting, Inc.

David S. Oros, Chairman of NexCen Brands stated, “Jack was a valuable member of the Company’s board during his tenure. We are grateful for the insightful counsel and direction he provided over the past six years.  On behalf of the board, our shareholders and employees, I thank Jack and wish him well.”

About NexCen Brands
NexCen manages global brands, generating revenue through franchising and licensing. The Company currently owns seven franchised brands. Two sell retail footwear and accessories (The Athlete’s Foot and Shoebox New York), and five are quick service restaurants (Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies). We also currently own and license the Bill Blass consumer products brand.